EXHIBIT 10.16

                             BUSINESS LOAN AGREEMENT

This Seafirst Business Loan Agreement ("Agreement") is made between Bank of America NT&SA doing business as Seafirst Bank ("Bank") and Semitool, Inc. __("Borrower") with respect to the following:

                                     PART A

I.       LINE OF  CREDIT  #59 .  Subject  to the  terms of this  Agreement,
Bank will make loans to Borrower under a [ X] revolving [ ] non-revolving line of credit as follows:
         (a)      Total Amount Available:  $ _10,000,000.00__
                                    [  ]  Subject  to  the   provisions  of  any
                           accounts receivable and/or inventory borrowing plan required herein; it is expressly understood that collateral ineligible for borrowing purposes is determined solely by Bank.
                                    [  ]    Subject to (describe):  N/A
         (b) Availability period: September 30, 1997 through March, 31, 1999 . However, if loans are made and/or new promissory notes executed after the last date, such advances will be subject to the terms of this Agreement until repaid in full unless a written statement signed by the Bank and Borrower provides otherwise, or a replacement loan agreement is executed. The making of such additional advances alone, however, does not constitute a commitment by the bank to make any further advances or extend the availability period.
         (c) Interest Rate:
                           1. Bank's publicly announced  Reference Rate plus -0-
                        percent of the principal per annum. "Reference Rate" means the rate of interest publicly announced from time to time by Bank in San Francisco, California as its "Reference Rate". The Reference Rate is set based on various factors, including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.
                           2. LIBOR - At the option of  Borrower,  loans  within
                        the approved line of credit may be available, in minimum amounts of $250,000 or more for specific periods of time ranging from 30 days to 180 days, at LIBOR + 2.0% per annum. Any LIBOR borrowings shall be requested at least two business days prior to funding. LIBOR borrowings shall be based on the British Bankers' Association Interest Settlement Rate (BBAIRS), page 3750 on Telerate. The LIBOR rate shall be adjusted for reserves, deposit insurance, assessments and/or taxes. Borrowing periods for the LIBOR rate option may be for 30, 60, 90 or 180 days. Under the LIBOR rate option, any advance which is prepaid prior to maturity may be subject to a prepayment penalty as described in Exhibit 1 - Prepayment Fees.
         (d) Interest Rate Basis. All interest will be calculated at the per annum interest rate based on 360-day year and applied to the actual number of days elapsed.
         (e) Repayment: At the times and in amounts as set forth in note(s) required under Part B Article 1 of this Agreement.
         (f) Loan Fee: $ N/A payable on N/A .
         (g) Fee on  Unutilized  Portion of
         Line: On December 31, 1997 , and every quarter thereafter, Borrower shall pay a fee based upon the average daily unused portion of the line of credit. This fee will be calculated as follows: 1/4% of 1% per annum
         (h) Other Fee(s) (identify): N/A
         (i) Collateral. This revolving line of
         credit shall be secured by a security interest, which is hereby granted, in favor of Bank on the following collateral: N/A Also, collateral securing other loans with Bank may secure this loan.

II.      LINE OF  CREDIT  #323 .  Subject  to the terms of this  Agreement,
Bank will make loans to Borrower under a [ X] revolving [ ] non-revolving line of credit as follows:
         (a)      Total Amount Available:  $ _15,000,000.00__
                                    [  ]  Subject  to  the   provisions  of  any
                           accounts receivable and/or inventory borrowing plan required herein; it is expressly understood that collateral ineligible for borrowing purposes is determined solely by Bank.
                                    [  ]    Subject to (describe): N/A
         (b) Availability period: September 30, 1997 through March, 31, 1999 . However, if loans are made and/or new promissory notes executed after the last date, such advances will be subject to the terms of this Agreement until repaid in full unless a written statement signed by the Bank and Borrower provides otherwise, or a replacement loan agreement is executed. The making of such additional advances alone, however, does not constitute a commitment by the bank to make any further advances or extend the availability period.
         (c) Interest Rate:
                           1. Bank's publicly announced  Reference Rate plus -0-
                        percent of the principal per annum. "Reference Rate" means the rate of interest publicly announced from time to time by Bank in San Francisco, California as its "Reference Rate". The Reference Rate is set based on various factors, including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.
                           2. LIBOR - At the option of  Borrower,  loans  within
                        the approved line of credit may be available, in minimum amounts of $250,000 or more for specific periods of time ranging from 30 days to 180 days, at LIBOR + 2.0% per annum. Any LIBOR borrowings shall be requested at least two business days prior to funding. LIBOR borrowings shall be based on the British Bankers' Association Interest Settlement Rate (BBAIRS), page 3750 on Telerate. The LIBOR rate shall be adjusted for reserves, deposit insurance, assessments and/or taxes. Borrowing periods for the LIBOR rate option may be for 30, 60, 90 or 180 days. Under the LIBOR rate option, any advance which is prepaid prior to maturity may be subject to a prepayment penalty as described in Exhibit 1 - Prepayment Fees.
         (d) Interest Rate Basis. All interest will be calculated at the per annum interest rate based on 360-day year and applied to the actual number of days elapsed.
         (e) Repayment: At the times and in amounts as set forth in note(s) required under Part B Article 1 of this Agreement.
         (f)      Loan Fee:  $ N/A payable on N/A .
         (g) Fee on Unutilized Portion of Line: On December 31, 1997 , and every quarter thereafter, Borrower shall pay a fee based upon the average daily unused portion of the line of credit. This fee will be calculated as follows: 1/8% of 1% per annum
         (h) Other Fee(s) (identify):  N/A
         (i) Collateral. This revolving line of credit shall be secured by a security interest, which is hereby granted, in favor of Bank on the following collateral: N/A
         Also, collateral securing other loans with Bank may secure this loan.

                    Bank of America NT & SA dba Seafirst Bank

                             BUSINESS LOAN AGREEMENT

                                     PART B

1. Promissory Note(s). All loans shall be evidenced by promissory notes in a form and substance satisfactory to Bank.

2. Conditions to Availability of Loan/Line of Credit. Before Bank is obligated to disburse/make any advance, or at any time thereafter which Bank deems necessary and appropriate, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank ("loan documents"):

         2.1      Original, executed promissory note(s);
         2.2 Original executed security agreement(s) and/or deed(s) of trust covering the collateral described in Part A; 2.3 All collateral described in Part A in which Bank wishes to have a possessory security interest; 2.4 Financing statement(s) executed by Borrower; 2.5 Such evidence that Bank may deem appropriate that the security interests and liens in favor of Bank are valid, enforceable, and prior to the rights and interests of others except those consented to in writing by Bank; +2.6 The following guaranty(ies) in favor of the Bank: N/A +2.7 Subordination agreement(s) in favor of Bank executed by: N/A 2.8 Evidence that the execution, delivery, and performance by Borrower of this Agreement and the execution, delivery, and performance by Borrower and any corporate guarantor or corporate subordinating creditor of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized; 2.9 Any other document which is deemed by the Bank to be required from time to time to evidence loans or to effect the provisions of this Agreement; 2.10 If requested by Bank, a written legal opinion expressed to Bank, of counsel for Borrower as to the matters set forth in sections 3.1 and 3.2, and to the best of such counsel's knowledge after reasonable investigation, the matters set forth in sections 3.3, 3.5, 3.6, 3.7, 3.8 and such other matters as the Bank may reasonably request; 2.11 Pay or reimburse Bank for any out-of-pocket expenses expended in making or administering the loans made hereunder including without limitation attorney's fees (including allocated costs of in-house counsel); +2.12 Other (describe): N/A

3. Representations and Warranties. Borrower represents and warrants to Bank, except as Borrower has disclosed to Bank in writing, as of the date of this Agreement and hereafter so long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory notes that:

         +3.1 Borrower is duly organized and existing under the laws of the state of its organization as a:
                  General                           Limited
                           _X  Corporation  ___ Partnership   ___ Partnership

                           __ Sole Proprietorship
                           dba  LLC with duration of
                           Borrower is properly licensed and in good standing in
                  each state in which Borrower is doing business and Borrower has qualified under, and complied with, where required, the fictitious or trade name statutes of each state in which Borrower is doing business, and Borrower has obtained all necessary government approvals for its business activities; the execution, delivery, and performance of this Agreement and such notes and other instruments required herein are within Borrower's powers, have been duly authorized, and, as to Borrower and any guarantor, are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower, and this Agreement, such notes and the loan documents are valid and enforceable according to their terms;
         3.2 The execution, delivery, and performance of this Agreement, the loan documents and any other instruments are not in conflict with any law or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; 3.3 Borrower has title to each of the properties and assets as reflected in its financial statements (except such assets which have been sold or otherwise disposed of in the ordinary course of business), and no assets or revenues of the Borrower are subject to any lien except as required or permitted by this Agreement, disclosed in its financial statements or otherwise previously disclosed to Bank in writing; 3.4 All financial information, statements as to ownership of Borrower and all other statements submitted by Borrower to Bank, whether previously or in the future, are and will be true and correct in all material respects upon submission and are and will be complete upon submission insofar as may be necessary to give Bank a true and accurate knowledge of the subject matter thereof; 3.5 Borrower has filed all tax returns and reports as required by law to be filed and has paid all taxes and assessments applicable to Borrower or to its properties which are presently due and payable, except those being contested in good faith; 3.6 There are no proceedings, litigation or claims (including unpaid taxes) against Borrower pending or, to the knowledge of the Borrower, threatened, before any court or government agency, and no other event has occurred which may have a material adverse effect on Borrower's financial condition; 3.7 There is no event which is, or with notice or lapse of time, or both, would be, an Event of Default (as defined in Section 7) under this Agreement; 3.8 Borrower has exercised due diligence in inspecting Borrower's properties for hazardous wastes and hazardous substances. Except as otherwise previously disclosed and acknowledged to Bank in writing:
                           (a) during the period of Borrower's ownership of Borrower's properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties; (b) Borrower has no actual or constructive knowledge that there has been any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties by any prior owner or occupant of any of Borrower's properties; and (c) Borrower has no actual or constructive notice of any actual or threatened litigation or claims of any kind by any person relating to such matters. The terms "hazardous waste(s)," hazardous substance(s)," "disposal," "release," and "threatened release" as used in this Agreement shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Superfund Amendments and Reauthorization Act of 1986, as amended, Pub. L. No. 99-499, the Hazardous Materials Transportation Act, as amended, 49 U.S. C. Section 1801, et seq., the Resource Conservation and Recovery Act, as amended, 49 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules or regulations adopted pursuant to any of the foregoing. +3.9 Each chief place of business of Borrower, and the office or offices where Borrower keeps its records concerning any of the collateral, is located at: 655 West Reserve Drive, Kalispell, MT 59901

4. Affirmative Covenants. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s) Borrower will:

         +4.1 Use the proceeds of the loans covered by this Agreement only in connection with Borrower's business activities and exclusively for the following purposes: To finance normal short-term cash operating needs. +4.2 Maintain current assets in an amount at least equal to N/A times current liabilities, and not less than $ N/A in excess thereof. Current assets and current liabilities shall be determined in accordance with generally accepted accounting principles and practices, consistently applied; +4.3 Maintain a tangible net worth of at least $70,000,000 plus 50% of net income (excluding losses) and not permit Borrower's total indebtedness which is not subordinated in a manner satisfactory to Bank to exceed __1.0_times Borrower's tangible net worth. "Tangible net worth" means the excess of total assets over total liabilities, excluding, however, from the determination of total assets (a) all assets which should be classified as intangible assets such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges (including unamortized debt discount and research and development costs), (b) treasury stock, (c) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business conducted by the relevant corporation, and
         (e) any revaluation or other write-up in book value of assets subsequent to the fiscal year of such corporation last ended at the date of this Agreement; +4.4 Upon request Borrower agrees to insure and to furnish Bank with evidence of insurance covering the life of Borrower (if an individual) or the lives of designated partners or officers of Borrower (if a partnership or corporation) in the amounts stated below. Borrower shall take such actions as are reasonably requested by Bank, such as assigning the insurance policies to Bank or naming Bank as beneficiary and obtaining the insurer's acknowledgment thereof, to provide that in the event of the death of any of the named insureds the policy proceeds will be applied to payment of Borrower's obligations owing to Bank;

                           Name:  ______N/A__________Amount:  $ _____N/A____

                           Name:  ______N/A__________Amount:  $ _____N/A____

         +4.5 Promptly give written notice to Bank of: (a) all litigation and claims made or threatened affecting Borrower where the amount is $250,000 or more; (b) any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority; (c) any Event of Default under this Agreement or any other agreement with Bank or any other creditor or any event which become an Event of Default; and (d) any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations; +4.6 Borrower shall as soon as available, but in any event within 90 days following the end of each Borrower's fiscal years and within 45 days following the end of each quarter provide to Bank, in a form satisfactory to Bank (including audited statements if required at any time by Bank), such financial statements and other information respecting the financial condition and operations of Borrower as Bank may reasonably request; 4.7 Borrower will maintain in effect insurance with responsible insurance companies in such amounts and against such risks as is customarily maintained by persons engaged in businesses similar to that of Borrower and all policies covering property given as security for the loans shall have loss payable clauses in favor of Bank. Borrower agrees to deliver to Bank such evidence of insurance as Bank may reasonably require and, within thirty
         (30) days after notice from Bank, to obtain such additional insurance with an insurer satisfactory to the Bank; 4.8 Borrower will pay all indebtedness taxes and other obligations for which the Borrower is liable or to which its income or property is subject before they shall become delinquent, except any which is being contested by the Borrower in good faith; 4.9 Borrower will continue to conduct its business as presently constituted, and will maintain and preserve all rights, privileges and franchises now enjoyed, conduct Borrower's business in an orderly, efficient and customary manner, keep all Borrowers properties in good working order and condition, and from time to time make all needed repairs, renewals or replacements so that the efficiency of Borrower's properties shall be fully maintained and preserved; 4.10 Borrower will maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and practices consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business; 4.11 Borrower will permit representatives of Bank to examine and make copies of the books and records of Borrower and to examine the collateral of the Borrower at reasonable times; 4.12 Borrower will perform, on request of Bank, such acts as may be necessary  or  advisable  to  perfect  any  lien or  security  interest provided for herein or otherwise carry out the intent of this Agreement; 4.13 Borrower will comply with all applicable federal, state and municipal laws, ordinances, rules and regulations relating to its properties, charters, businesses and operations, including compliance with all minimum funding and other requirements related to any of Borrower's employee benefit plans; 4.14 Borrower will permit representatives of Bank to enter onto Borrower's properties to inspect and test Borrower's properties as Bank, in its sole discretion, may deem appropriate to determine Borrower's compliance with section 5.8 of this Agreement; provided however, that any such inspections and tests shall be for Bank's sole benefit and shall not be construed to create any responsibility or liability on the part of Bank to Borrower or to any third party.

5. Negative Covenants. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s):

         +5.1 Borrower will not, during any fiscal year, expend or incur in the aggregate more than $_N/A for fixed assets, nor more than $ N/A for any single fixed asset whether or not payable that fiscal year or later under any purchase agreement or lease; 5.2 Borrower will not, without the prior written consent of Bank, purchase or lease under an agreement for acquisition, incur any other indebtedness for borrowed money, mortgage, assign, or otherwise encumber any of Borrower's assets, nor sell, transfer or otherwise hypothecate any such assets except in the ordinary course of business. Borrower shall not guaranty, endorse, co-sign, or otherwise become liable upon the obligations of others, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For purposes of this paragraph, the sale or assignment of accounts receivable, or the granting of a security interest therein, shall be deemed the incurring of indebtedness for borrowed money; +5.3 The total of salaries, withdrawals, or other forms of compensation, whether paid in cash or otherwise, by Borrower shall not exceed the following amounts for the persons indicated, nor will amounts in excess of such limits be paid to any other person:

                  Name:  ____________N/A_________________________
                  Monthly/Yearly Amount: $ _____N/A_________________

                  Name:  ____________N/A_________________________
                  Monthly/Yearly Amount: $ _____N/A_________________

         5.4 Borrower will not, without Bank's prior written consent, declare any dividends on shares of its capital stock, or apply any of its assets to the purchase, redemption or other retirement of such shares, or otherwise amend its capital structure; +5.5 Borrower will not make any loan or advance to any person(s) or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any person, except:
                  (a)      commercial bank time deposits maturing within one
                           year,
                  (b)      marketable  general  obligations of the United States
                           or  a  State,   or   marketable   obligations   fully
                           guarantied by the United States,
                  (c)      short-term  commercial  paper with the highest rating
                           of a generally recognized rating service,
                  (d)      other investments  related to the Borrower's business
                           which,  together  with  such  other  investments  now
                           outstanding,  do not in the aggregate  exceed the sum
                           of $ N/A at any time;
         5.6  Borrower  will  not  liquidate  or  dissolve  or  enter  into  any consolidation, merger, pool, joint venture, syndicate or other combination, or sell, lease, or dispose of Borrower's business assets as a whole or such as in the opinion of Bank constitute a substantial portion of Borrower's business or assets; 5.7 Borrower will not engage in any business activities or operations substantially different from or unrelated to present business activities or operations; and 5.8 Borrower, and Borrower's tenants, contractors, agents or other parties authorized to use any of Borrower's properties, will not use, generate, manufacture, store, treat, dispose of, or release any hazardous substance or hazardous waste in, on, under or about any of Borrower's properties, except as previously disclosed to Bank in writing as provided in section 3.8; and any such activity shall be conducted in compliance with all applicable federal, state and local laws, regulations and ordinances, including without limitation those described in section 3.8.

6.       Waiver, Release and Indemnification. Borrower hereby:
         (a) releases and waives any claims against Bank for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any of the applicable federal, state or local laws, regulations or ordinances, including without limitation those described in section 3.8, and (b) agrees to indemnify and hold Bank harmless from and against any and all claims, losses, liabilities, damages, penalties and expenses which Bank may directly or indirectly sustain or suffer resulting from a breach of (i) any of Borrower's representations and warranties with respect to hazardous wastes and hazardous substances contained in section 3.8, or (ii) section 5.8. The provisions of this section 6 shall survive the full and final payment of all sums outstanding under this Agreement and promissory notes and shall not be affected by Bank's acquisition of any interest in any of the Borrower's properties, whether by foreclosure or otherwise.

7. Events of Default. The occurrence of any of the following events ("Events of Default") shall terminate any and all obligations on the part of Bank to make or continue the loan and/or line of credit and, at the option of Bank, shall make all sums of interest and principal outstanding under the loan and/or line of credit immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of non payment or dishonor, or other notices or demands of any kind or character, all of which are waived by Borrower, and Bank may proceed with collection of such obligations and enforcement and realization upon all security which it may hold and to the enforcement of all rights hereunder or at law:

         7.1 The Borrower shall fail to pay when due any amount payable by it hereunder on any loans or notes executed in connection herewith;
         7.2 Borrower shall fail to comply with the provisions of any other covenant, obligation or term of this Agreement for a period of fifteen
         (15) days after the earlier of written notice thereof shall have been given to the Borrower by Bank or Borrower or any Guarantor has knowledge of an Event of Default or an event that can become an Event of Default; 7.3 Borrower shall fail to pay when due any other obligation for borrowed money, or to perform any term or covenant on its part to be performed under any agreement relating to such obligation or any such other debt shall be declared to be due and payable and such failure shall continue after the applicable grace period; 7.4 Any representation or warranty made by Borrower in this Agreement or in any other statement to Bank shall prove to have been false or misleading in any material respect when made; 7.5 Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions to any court for a receiver or trustee for Borrower or any substantial part of its property, commences any proceeding relating to the arrangement, readjustment, reorganization or liquidation under any bankruptcy or similar laws, or if there is commenced against Borrower any such proceedings which remain undismissed for a period of thirty (30) days or, if Borrower by any act indicates its consent or acquiescence in any such proceeding or the appointment of any such trustee or receiver; +7.6 Any judgment attaches against Borrower or any of its properties for an amount in excess of $100,000 which remains unpaid, unstayed on appeal, unbonded, or undismissed for a period of thirty (30) days; 7.7 Loss of any required government approvals, and/or any governmental regulatory authority takes or institutes action which, in the opinion of Bank, will adversely affect Borrower's condition, operations or ability to repay the loan and/or line of credit; 7.8 Failure of Bank to have a legal, valid and binding first lien on, or a valid and enforceable prior perfected security interest in, any property covered by any deed of trust or security agreement required under this Agreement; 7.9 Borrower dies, becomes incompetent, or ceases to exist as a going concern; 7.10 Occurrence of an extraordinary situation which gives Bank reasonable grounds to believe that Borrower may not, or will be unable to, perform its obligations under this or any other agreement between Bank and Borrower; or 7.11 Any of the preceding events occur with respect to any guarantor of credit under this Agreement, or such guarantor dies or becomes incompetent, unless the obligations arising under the guaranty and related agreements have been unconditionally assumed by the guarantor's estate in a manner satisfactory to Bank.

8. Successors; Waivers. Notwithstanding the Events of Default above, this Agreement shall be binding upon and inure to the benefit of Borrower and Bank, their respective successors and assigns, except that Borrower may not assign its rights hereunder. No consent or waiver under this Agreement shall be effective unless in writing and signed by the Bank and shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or different type. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right.

9.       Arbitration.

         9.1 At the request of either Bank or Borrower any controversy or claim between the Bank and Borrower, arising from or relating to this
         Agreement  or any  Loan  Document  executed  in  connection  with  this
         Agreement or arising from any alleged tort shall be settled by arbitration in King County Washington. The United States Arbitration Act will apply to the arbitration proceedings which will be administered by the American Arbitration Association under its commercial rules of arbitration except that unless the amount of the claim(s) being arbitrated exceeds $5,000,000 there shall be only one arbitrator. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of any action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested.
                  For purposes of the application of the statute of limitations the filing of an arbitration as provided herein is the equivalent of filing a lawsuit and the arbitrator(s) will have the authority to decide whether any claim or controversy is barred by the statute of limitations, and if so, to dismiss the arbitration on that basis. The parties consent to the joinder in the arbitration proceedings of any guarantor, hypothecator or other party having an interest related to the claim or controversy being arbitrated. 9.2 Notwithstanding the provisions of Section 9.1, no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property; 9.3 No provision of this
         Section 9 shall limit the right of the Borrower or the Bank to exercise self-help remedies such as setoff, foreclosure or sale of any collateral, or obtaining any ancillary provisional or interim remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration. At Bank's option foreclosure under any deed of trust may be accomplished by exercise of the power of sale under the deed of trust or judicial foreclosure as a mortgage.

10. Collection Activities, Lawsuits and Governing Law. Borrower agrees to pay Bank all costs and expenses (including reasonable attorney's fees and the allocated cost for in-house legal services incurred by Bank), to enforce this Agreement, any notes or any Loan Documents pursuant to this Agreement, whether or not suit is instituted. If suit is instituted by Bank to enforce this Agreement or any of these documents, Borrower consents to the personal jurisdiction of the Courts of the State of Washington and Federal Courts located in the State of Washington. Borrower further consents to the venue of this suit, being laid in King County, Washington. This Agreement and any notes and security agreements entered into pursuant to this Agreement shall be construed in accordance with the laws of the State of Washington.

+11. Additional Provisions. Borrower agrees to the additional provisions set forth immediately following this Section 11 or on any "Exhibit__N/A_" attached to and hereby incorporated into Agreement. This Agreement supersedes all oral negotiations or agreements between Bank and Borrower with respect to the subject matter hereof and constitutes the entire understanding and Agreement of the matters set forth in this Agreement.

         11.1 If any provision of this Agreement is held to be invalid or unenforceable, then (a) such provision shall be deemed modified if possible, or if not possible, such provision shall be deemed stricken, and (b) all other provisions shall remain in full force and effect.
         11.2 If the imposition of or any change in any law, rule, or regulation guideline or the interpretation or application of any thereof by any court of administrative or governmental authority (including any request or policy whether or not having the force of law) shall impose or modify any taxes (except U.S. federal, state or local income or franchise taxes imposed on Bank), reserve requirements, capital adequacy requirements or other obligations which would: (a) increase the cost to Bank for extending or maintaining any loans and/or line of credit to which this Agreement relates, (b) reduce the amounts payable to Bank under this Agreement, such notes and other instruments, or(c) reduce the rate of return on Bank's capital as a consequence of Bank's obligations with respect to any loan and/or line of credit to which this Agreement relates, then Borrower agrees to pay Bank such additional amounts as will compensate Bank therefor, within five (5) days after Bank's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive, absent manifest error. 11.3 Bank may sell participations in or assign this loan in whole or in part without notice to Borrower and Bank may provide information regarding the Borrower and this Agreement to any prospective participant or assignee. If a participation is sold or the loan is assigned the purchaser will have the right of set off against the Borrower and may enforce its interest in the Loan irrespective of any claims or defenses the Borrower may have against the Bank. 11.4 Not permit Borrower's debt coverage ratio to fall below 1.50 (measured quarterly based upon the immediately preceding four quarters financial results), and computed as follows:

                  Debt            Net Income + Depreciation + Amortization -
                  Coverage =      Maint. CAPEX ($3,000,000) - Dividends
                                  ------------------------------------------
                  Ratio           Current Portion Long-Term Debt

         11.5 So long as any amounts or obligations of any type are owing by Borrower to Bank, or Bank is committed to lend to Borrower:
          a)       Borrower shall not, without the prior written consent
                   of Bank, create or permit to exist any lien or encumbrance upon, or transfer any interest in, any of its  accounts  receivable  or  inventory,  other than
                   sales  of  inventory   in  the  ordinary   course  of
                   business.
          b) Borrower to provide Loan Agreement Compliance Certificates on a quarterly basis; and
          c) If at any time the principal amount outstanding under Borrower's revolving line of credit from Bank exceeds the sum of (I) 50% of Borrower's  accounts receivable
                   plus  (ii) 25% of the  value  (based  on the lower of
                   cost or market) of Borrower's  inventory,  then, upon
                   request by Bank, Borrower shall grant to Bank a security interest in all of its accounts receivable and inventory to secure all  obligations  of Borrower
                   under the  revolving  line of credit,  pursuant  to a
                   security   agreement   and   UCC   filings   in  form
                   satisfactory to Bank.

12. Notices. Any notices shall be given in writing to the opposite party's signature below or as that party may otherwise specify in writing.

13. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

This Business Loan Agreement (Parts A and B) executed by the parties on ____September 30,_____________19_97__. Borrower acknowledges having read al of the provisions of this Agreement and Borrower agrees to its terms.


SEAFIRST BANK           Spokane & Eastern
                        ------------------------
                                 (Branch/Office)
By:                     /s/Joe Poole
                        ------------------------
Title:                  Vice President

Address:                P.O. Box 1446

City, State, Zip        Spokane, WA  99210

Phone:                  (509) 353-1475

Fax:                    (509) 353-1492

                        Semitool, Inc.
                        ------------------------
                        (Borrower Name)

By:                     /s/Raymon F. Thompson
                        ------------------------
                        Raymon F. Thompson

Title:                  President

Address:                655 West Reserve Drive

City, State, Zip:       Kalispell, MT  59901

Phone:                  (406) 752-2107

Fax:                    (406) 752-5522